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                       [M.R.WEISER & CO. LLP LETTERHEAD]



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


To Whom It May Concern:


We have read and agree with the comments in Item 4 of Form 8-K of Bluefly, Inc. dated December 15, 1999.


/s/ M.R. Weiser & Co. LLP
--------------------------------
M.R. Weiser & Co. LLP

New York, NY

December 15, 1999